Exhibit 99.1

Q1 GAAP revenue $407.7 million, Fully Diluted GAAP Earnings Per Share $0.23,

Adjusted revenue $409.5 million, Adjusted Diluted Earnings Per Share $0.44

WINDSOR, CT, April 27, 2017 (PR Newswire) SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the first quarter ended March 31, 2017.

GAAP Results

SS&C reported GAAP revenue of $407.7 million for the first quarter of 2017, up 25.8 percent compared to $324.1 million in the first quarter of 2016. GAAP operating income for the first quarter of 2017 was $89.7 million, or 22.0 percent of GAAP revenue compared to $50.4 million, or 15.6 percent of GAAP revenue in 2016’s first quarter, representing a 77.9 percent increase.

GAAP net income for the first quarter of 2017 was $48.1 million, up 587.3 percent compared to $7.0 million in 2016’s first quarter. On a fully diluted GAAP basis, earnings per share in the first quarter of 2017 was $0.23 per share, up 666.7 percent compared to $0.03 per share on a fully diluted GAAP basis in the first quarter of 2016.

Adjusted Non-GAAP Results (defined in Notes 1-4 below)

Adjusted revenue was $409.5 million for the first quarter of 2017, up 19.4 percent compared to $343.1 million in the first quarter of 2016. Adjusted operating income for the first quarter of 2017 was $155.4 million, or 38.0 percent of adjusted revenue compared to $135.2 million, or 39.4 percent of adjusted revenue in 2016’s first quarter, representing a 15.0 percent increase.

Adjusted net income for the first quarter of 2017 was $92.9 million, up 23.2 percent compared to $75.4 million in 2016’s first quarter. Adjusted diluted earnings per share in the first quarter of 2017 was $0.44 per share, up 18.9 percent compared to $0.37 per share in the first quarter of 2016.

Highlights:

•	SS&C adjusted revenue for Q1 2017 was $409.5 million, up 19.4 percent from Q1 2016 adjusted revenue of $343.1 million.
•	Adjusted diluted earnings per share was $0.44 for Q1 2017, increasing 18.9 percent from Q1 2016’s $0.37 adjusted diluted earnings per share.
•	Q1 2017 net cash from operating activities was $56.5 million, an increase of 203.6 percent.
•	SS&C paid off $60.2 million of debt, bringing our net debt to consolidated EBITDA leverage ratio to 3.74x.
•	Amended our Credit Agreement to reduce the spreads on our Term Loans, effectively reducing our interest rates by 0.75% and saving the Company interest on the outstanding debt over the long term.

“SS&C had a strong start to 2017, with adjusted revenues up 19.4 percent and adjusted diluted earnings per share up 18.9 percent for the first quarter,” says Bill Stone, Chairman and Chief Executive Officer. “Our businesses continue to perform, and hedge fund asset flow indicators suggest renewed confidence. We are also actively expanding our service offering for long-only and institutional outsourcing, as well as the creation of our newest SS&C GlobeOp division servicing Real Assets.  We believe real estate, infrastructure, and property management solutions present a big opportunity.”

“We have a number of other key initiatives in process including our new relationship with the Academy of Certified Portfolio Managers and extending our Black Diamond marketing efforts to highlight our 1,000th Black Diamond client.”

“We were able to reprice our Term Debt in our Credit Facility and reduce our annual borrowing cost. We continue to manage our recent acquisitions and we are pleased with the continued margin improvement.”

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as adjusted recurring revenue on an annualized basis, was $1,548.9 million based on adjusted recurring revenue $387.2 million for the first quarter of 2017. This represents an increase of 22.6 percent from $315.7 million and $1,262.9 million run-rate in the same period in 2016 and an increase of 5.1 percent from $368.5 million for the fourth quarter of 2016, an annual run rate of $1,473.8 million. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Operating Cash Flow

SS&C generated net cash from operating activities of $56.5 million for the three months ended March 31, 2017, compared to $18.6 million for the same period in 2016, representing a 203.6 percent increase.  Cash flow in the first quarter was impacted by the payment of annual employee cash incentive, net debt repayments and an increase in accounts receivables offset by cash flow on earnings and proceeds from the exercise of stock options.  SS&C ended the quarter with $108.8 million in cash and cash equivalents and $2,499.4 million in gross debt, for a net debt balance of $2,390.6 million.  SS&C’s leverage ratio as defined in our credit agreement stood at 3.74 times consolidated EBITDA as of March 31, 2017.

Guidance

	Q2 2017	FY 2017
Adjusted Revenue ($M)	$408.0 – $416.0	$1,664.0 – $1,686.0
Adjusted Net Income ($M)	$93.7 – $98.0	$399.0 – $412.0
Cash from Operating Activities ($M)	–	$485.0 – $500.0
Capital Expenditures (% of revenue)	–	2.8% – 3.2%
Diluted Shares (M)	210.0 – 210.4	210.2 – 211.0
Effective Income Tax Rate (%)	28%	28%

SS&C does not provide reconciliations of guidance for Adjusted Revenues and Adjusted Net Income to comparable GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. SS&C is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include acquisition transactions and integration, foreign exchange rate changes, as well as other non-cash and other adjustments as defined under the Company’s Credit agreement, that are difficult to predict in advance in order to include in a GAAP estimate.

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q1 2017 earnings call will take place at 5:00 p.m. eastern time today, April 27, 2017. The call will discuss Q1 2017 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (US and Canada) or 253-237-1193 (International), and request the “SS&C Technologies First Quarter 2017 Conference Call”; conference ID #3714534. A replay will be available after 8:00 p.m. eastern time on April 27, 2017, until midnight on May 4, 2017. The dial-in number is 855-859-2056 (US and Canada) or 404-537-3406 (International); access code #3714534. The call will also be available for replay on SS&C’s website after April 27, 2017; access: http://investor.ssctech.com/results.cfm.

Certain information contained in this press release relating to, among other things, our financial guidance for the second quarter and full year of 2017 constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may”, “assume”, “anticipates”, “intend”, “will”, “continue”, “opportunity”, “predict”, “potential”, “future”, “guarantee”, “likely”, “target”, “indicate”, “would”, “could” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, the market price of the Company’s stock prevailing from time to time, the Company’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission and can also be accessed on our website. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 11,000 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $44 trillion in assets.

Follow SS&C on Twitter, Linkedin and Facebook.

For more information

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations

Tel: +1-212-367-4705

E-mail: InvestorRelations@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues:
Software-enabled services	$276,452	$205,647
Maintenance and term licenses	110,557	95,120
Total recurring revenues	387,009	300,767
Perpetual licenses	2,828	5,215
Professional services	17,862	18,149
Total non-recurring revenues	20,690	23,364
Total revenues	407,699	324,131
Cost of revenues:
Software-enabled services	154,006	113,728
Maintenance and term licenses	46,985	46,946
Total recurring cost of revenues	200,991	160,674
Perpetual licenses	565	498
Professional services	15,903	15,512
Total non-recurring cost of revenues	16,468	16,010
Total cost of revenues	217,459	176,684
Gross profit	190,240	147,447
Operating expenses:
Selling and marketing	30,242	29,861
Research and development	38,449	36,447
General and administrative	31,832	30,695
Total operating expenses	100,523	97,003
Operating income	89,717	50,444
Interest expense, net	(29,020)	(33,089)
Other expense, net	(71)	(1,847)
Loss on extinguishment of debt	(2,326)	—
Income before income taxes	58,300	15,508
Provision for income taxes	10,153	8,503
Net income	$48,147	$7,005

Basic earnings per share	$0.24	$0.04
Diluted earnings per share	$0.23	$0.03

Basic weighted average number of common shares outstanding	203,376	197,520
Diluted weighted average number of common and common equivalent shares outstanding	209,704	204,262

Cash dividends declared and paid per common share	$0.0625	$0.0625

Net income	$48,147	$7,005
Other comprehensive income, net of tax:
Foreign currency exchange translation adjustment	10,779	9,321
Total comprehensive income, net of tax	10,779	9,321
Comprehensive income	$58,926	$16,326

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$108,842	$117,558
Accounts receivable, net	247,553	241,307
Prepaid expenses and other current assets	33,256	31,119
Prepaid income taxes	15,674	23,012
Restricted cash	2,071	2,116
Total current assets	407,396	415,112
Property, plant and equipment, net	81,927	80,395
Deferred income taxes	2,342	2,410
Goodwill	3,659,631	3,652,733
Intangible and other assets, net	1,507,787	1,556,321
Total assets	$5,659,083	$5,706,971
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$100,812	$126,144
Accounts payable	23,642	16,490
Income taxes payable	—	3,473
Accrued employee compensation and benefits	42,060	104,118
Interest payable	7,420	21,470
Other accrued expenses	54,685	53,708
Deferred revenue	249,296	235,222
Total current liabilities	477,915	560,625
Long-term debt, net of current portion	2,343,737	2,374,986
Other long-term liabilities	65,057	59,227
Deferred income taxes	443,300	453,555
Total liabilities	3,330,009	3,448,393
Total stockholders’ equity	2,329,074	2,258,578
Total liabilities and stockholders’ equity	$5,659,083	$5,706,971

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flow from operating activities:
Net income	$48,147	$7,005
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,557	55,273
Stock-based compensation expense	10,900	15,347
Income tax benefit related to exercise of stock options	—	(8,174)
Amortization and write-offs of loan origination costs	2,656	2,653
Loss on extinguishment of debt	963	—
Loss (gain) on sale or disposition of property and equipment	10	(2)
Deferred income taxes	(7,295)	(6,274)
Provision for doubtful accounts	1,154	679
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(7,087)	(33,203)
Prepaid expenses and other assets	(2,532)	(1,221)
Accounts payable	6,106	3,592
Accrued expenses	(72,908)	(52,843)
Income taxes prepaid and payable	5,077	10,526
Deferred revenue	12,777	25,260
Net cash provided by operating activities	56,525	18,618
Cash flow from investing activities:
Additions to property and equipment	(5,990)	(2,808)
Proceeds from sale of property and equipment	—	2
Cash paid for business acquisitions, net of cash acquired	1,805	(317,554)
Additions to capitalized software	(3,277)	(2,169)
Net cash used in investing activities	(7,462)	(322,529)
Cash flow from financing activities:
Cash received from debt borrowings	45,000	—
Repayments of debt	(105,200)	(29,825)
Proceeds from exercise of stock options	14,017	7,629
Withholding taxes related to equity award net share settlement	(589)	(1,559)
Income tax benefit related to exercise of stock options	—	8,174
Dividends paid on common stock	(12,715)	(12,353)
Net cash used in financing activities	(59,487)	(27,934)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,663	(488)
Net decrease in cash, cash equivalents and restricted cash	(8,761)	(332,333)
Cash, cash equivalents and restricted cash, beginning of period	119,674	436,977
Cash, cash equivalents and restricted cash, end of period	$110,913	$104,644

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenues to Adjusted Revenues

Adjusted revenues represents revenues adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenues are presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenues are not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenues does not represent revenues, as that term is defined under GAAP, and should not be considered as an alternative to revenues as an indicator of our operating performance. Adjusted revenues as presented herein is not necessarily comparable to similarly titled measures. Below is a reconciliation between adjusted revenues and revenues, the GAAP measure we believe to be most directly comparable to adjusted revenues.

	Three Months Ended March 31,
(in thousands)	2017	2016
Revenues	$407,699	$324,131
Purchase accounting adjustments to deferred revenue	1,820	18,983
Adjusted revenues	$409,519	$343,114

The following is a breakdown of recurring and non-recurring revenues and adjusted recurring and non-recurring revenues.

	Three Months Ended March 31,
(in thousands)	2017	2016
Software-enabled services	$276,452	$205,647
Maintenance and term licenses	110,557	95,120
Total recurring revenues	387,009	300,767
Perpetual licenses	2,828	5,215
Professional services	17,862	18,149
Total non-recurring revenues	20,690	23,364
Total revenues	$407,699	$324,131

Software-enabled services	$276,452	$205,786
Maintenance and term licenses	110,763	109,950
Total adjusted recurring revenues	387,215	315,736
Perpetual licenses	2,828	5,215
Professional services	19,476	22,163
Total adjusted non-recurring revenues	22,304	27,378
Total adjusted revenues	$409,519	$343,114

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets, stock-based compensation, purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company.  Adjusted operating income is not a recognized term under GAAP.  Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures.  The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended March 31,
(in thousands)	2017	2016
Operating income	$89,717	$50,444
Amortization of intangible assets	52,408	49,680
Stock-based compensation	10,900	15,347
Capital-based taxes	375	472
Purchase accounting adjustments (1)	352	15,628
Other (2)	1,684	3,618
Adjusted operating income	$155,436	$135,189

(1)

Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.

(2)

Other includes expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance. These include expenses and income related to currency transactions, facilities and workforce restructuring, legal settlements and business combinations, among other infrequently occurring transactions.

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in July 2015, as amended, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. The following is a reconciliation of EBITDA, consolidated EBITDA and adjusted consolidated EBITDA to net income.

	Three Months Ended March 31,		Twelve Months Ended March 31,
(in thousands)	2017	2016	2017
Net income	$48,147	$7,005	$172,138
Interest expense, net	29,020	33,089	124,385
Provision for income tax	10,153	8,503	34,270
Depreciation and amortization	58,557	55,273	231,967
EBITDA	145,877	103,870	562,760
Stock-based compensation	10,900	15,347	46,117
Capital-based taxes	375	472	1,385
Acquired EBITDA and cost savings (1)	808	4,768	6,627
Non-cash portion of straight-line rent expense	68	784	1,482
Loss on extinguishment of debt	2,326	—	2,326
Purchase accounting adjustments (2)	352	15,628	16,343
Other (3)	1,755	5,465	2,181
Consolidated EBITDA	$162,461	$146,334	$639,221
Less: acquired EBITDA	(808)	(4,768)	(6,627)
Adjusted Consolidated EBITDA	$161,653	$141,566	$632,594

(1)

Acquired EBITDA reflects the EBITDA impact of significant businesses that were acquired during the period as if the acquisition occurred at the beginning of the period, as well as cost savings enacted in connection with acquisitions.

(2)

Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.

(3)

Other includes expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance. These include expenses and income related to currency transactions, facilities and workforce restructuring, legal settlements and business combinations, among other infrequently occurring transactions.

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes, other unusual and non-recurring items, purchase accounting adjustments, and loss on extinguishment of debt that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three Months Ended March 31,
(in thousands, except per share data)	2017	2016
GAAP – Net income	$48,147	$7,005
Plus: Amortization of intangible assets	52,408	49,680
Plus: Amortization of deferred financing costs and original issue discount	2,656	2,653
Plus: Stock-based compensation	10,900	15,347
Plus: Capital-based taxes	375	472
Plus: Loss on extinguishment of debt	2,326	—
Plus: Purchase accounting adjustments (1)	352	15,628
Plus: Other (2)	1,755	5,465
Income tax effect (3)	(25,987)	(20,828)
Adjusted net income	$92,932	$75,422
Adjusted diluted earnings per share	$0.44	$0.37
GAAP diluted earnings per share	$0.23	$0.03
Diluted weighted-average shares outstanding	209,704	204,262

(1)

Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.

(2)

Other includes expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance. These include expenses and income related to currency transactions, facilities and workforce restructuring, legal settlements and business combinations, among other infrequently occurring transactions.

(3)	An estimated normalized effective tax rate of 28% has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.